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                                  AMENDMENT #9
                      to the OEM License Agreement between
            Intergraph Corporation and Innovative Tech Systems, Inc.

The parties mutually agree to terminate the third party OEM License Agreement dated January 21, 1994, as amended May 31, 1994, June 13, 1994, January 9, 1995, June 28, 1995, December 12, 1995, September 24, 1996, October 31, 1996 and March 21, 1997, and develop an exit and transition strategy that incorporates the terms and conditions outlined below:

1. The parties will develop a joint letter for distribution by Intergraph to each of their customers that own either SPAN-FM or IFM. The parties will also develop a joint statement to publicly announce the change in relationship and will distribute this through a press release and by posting on their respective web pages. Furthermore, Intergraph will develop and support for the term of the reference account agreement noted in paragraph 6, but not less than a period of one year from the date of signing AMENDMENT #9, a link to Innovative Tech's web page from a facilities management section of Intergraph Software Solutions' web page.

2. The parties will transition sales activities as noted herein. Any outstanding quotes already extended by Intergraph sales will be honored by Innovative Tech for a period of 30 days from the date of the signing of AMENDMENT #9. In these cases, Intergraph will receive a finders fee of 10% of the net SPAN-FM software revenue. Intergraph will be responsible for paying any commissions due to their own sales force in this regard.

3. Intergraph agrees to make commercially reasonable efforts to close all SPAN-FM related formal proposals to RFP's that have been submitted prior to the date of signing of AMENDMENT #9. Innovative Tech will honor such price quotes as a pass through up to a maximum of 40% discount from US List Price. Intergraph will receive a finders fee of 10% of the net value of SPAN-FM software when such awards are made. Related services will be assigned to Innovative Tech at the full price quoted but not less than $800/day. Software maintenance for SPAN-FM will be contracted with Innovative Tech directly.

4. The parties agree that any existing stock of SPAN-FM version 6.2a will be destroyed and that any further shipments made by Intergraph, to satisfy existing current orders and quotes, will be based on SPAN-FM version 6.3. Shipments for Intergraph proposals that lead to an award for SPAN-FM after the date of signing of AMENDMENT #9, will be processed by Innovative Tech directly.

5. The parties agree that Intergraph sales force will not be compensated for any follow on business conducted by Innovative Tech within current Intergraph accounts that own either SPAN-FM or IFM.

6. For a period of two years from the signing of AMENDMENT #9, any new sales leads received by Intergraph that relate to Facilities Management will be forwarded to Innovative Tech. Intergraph proposes good faith negotiations for a reference account agreement with Innovative Tech. Reference account agreement allows Intergraph to sell Innovative Tech's products when sole source opportunities arise. Intergraph will receive a finders fee of 10% of net value. Net value will be agreed upon for each sole source opportunity.

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 7.  In order to satisfy contractual issues beyond Intergraph's Software
     Solution sales, the parties agree to enter into good faith negotiations for possible separate agreements covering federal, USA and international markets.

 8. The parties agree to develop a joint letter to be sent by Intergraph to their existing SPAN-FM or IFM business partners. This will outline the changes to the agreement and indicate that Intergraph will no longer offer SPAN-FM products and that Innovative Tech will consider signing new contracts with each business partner on a case by case basis. The letter will also include recommendations from Intergraph and their endorsement of Innovative Tech as a viable vendor.

 9. The parties agree, as opportunities arise, to recommend each others solutions. Intergraph will recommend Innovative Tech's SPAN-FM suite of products as the facilities management solution of choice. Whereas, Innovative Tech will recommend Intergraph's hardware and software solutions such as AIM and Imagineer Technical.

10. All SPAN-FM services contracts in the commercial segment (Intergraph Software Solution's Huntsville based resources) that remain outstanding at the time of signing of AMENDMENT #9, will be assigned or sub-contracted to Innovative Tech for completion, at Innovative Tech discretion. The rate due Innovative Tech for such sub-contracted services will be 90% of the fee quoted by Intergraph but not less than $800/day. Furthermore, SPAN-FM services contracts that have not been booked by Intergraph Software Solutions but are in their sales pipeline, will also be forwarded to Innovative Tech for processing. In such cases, no fee will be due to Intergraph.

11. Intergraph hereby agrees to pay Innovative Tech a one time maintenance fee of $115,300 based on the number of SPAN FM or IFM end users on current maintenance.

12. Intergraph will continue to provide SPAN-FM support to end users via their help desk for a period of 30 days after the signing of AMENDMENT #9.

13. Intergraph hereby grants a perpetual, royalty-free license to the current source code of the CAD Integrator for MicroStation as set forth in Amendment #6 to the OEM License Agreement dated September 24, 1996. Intergraph will remove this product from their price list and no longer market or sell this product.

14. A final audit of software sales of IFM and SPAN-FM will be conducted at Intergraph's Huntsville location. The audit will be conducted as set forth in the OEM License Agreement dated January 21, 1994. This audit shall be at each respective parties own expense and will be used to determine the royalty and maintenance fees due to Innovative Tech. The companies will also determine the disposition of the $72,000 payment due from direct shipments made to DLA Fuels by Innovative Tech at the direction of Intergraph Federal Systems Division, as well as all outstanding invoices. All payments determined to be due will be payable within 30 days.

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15. Intergraph Software Solutions agrees not to re-enter the facilities management market with a competing product for a period of two years. In the event that Intergraph decides to establish a third party OEM agreement for Facilities Management software in the future, Innovative Tech will be considered by Intergraph to be the most favored vendor.

16. The parties agree to continue to cooperate on mutually beneficial interfaces to integrate SPAN-FM with Intergraph products including, but not limited to, Imagineer Technical, Geomedia and AIM.

17. The parties will transition support of existing SPAN-FM Intergraph customers to Innovative Tech.

18. The provisions of Paragraph 9 -- NONDISCLOSURE, as noted in the OEM License agreement, shall survive the termination of the OEM License Agreement.

This Amendment supersedes all other representations, oral or written, and all other communications between the parties related to the subject matter of this Amendment.

In witness whereof, the undersigned have caused this Letter of Understanding to be executed and delivered by their respective officers thereunto duly authorized.

INTERGRAPH CORPORATION                       INNOVATIVE TECH SYSTEMS, INC.

By: /s/ Milton H. Legg                       By: /s/ John M. Thompson
    --------------------------------             ----------------------------

Name: Milton H. Legg                         Name: John M. Thompson
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Title: Executive Director                    Title: President
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Date: 9/12/97                                Date: 9-12-97
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